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                                                                      EXHIBIT 99

                                     [LOGO]

                        HORNBECK OFFSHORE SERVICES, INC.
                               Service with Energy


                               ---NEWS RELEASE---

TO:  BUSINESS WIRE, DAILY PAPERS, TRADE PRESS,           FOR:  IMMEDIATE RELEASE
     FINANCIAL AND SECURITIES ANALYSTS

CONTACTS:  TODD HORNBECK, CEO   (985) 727-2000, EXT. 206
           JIM HARP, CFO        (985) 727-2000, EXT. 203


                            HORNBECK CHANGES AUDITORS

NEW ORLEANS, LOUISIANA - (BUSINESS WIRE) -- JUNE 26, 2002. Hornbeck Offshore Services, Inc. announced today that it has dismissed Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and auditors and engaged Ernst & Young LLP as its new independent public accountants and auditors effective June 24, 2002. The decision to change the Company's independent public accountants and auditors was approved by the Company's Board of Directors upon the recommendation of the Audit Committee. The Company's stockholders gave the Board of Directors the authority to change independent public accountants and auditors at the Company's annual meeting of stockholders held on May 28, 2002.

         Andersen had served as the Company's independent public accountants and auditors since 1997. The Company's decision to change independent public accountants and auditors was not the result of any disagreement between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. The Company appreciates the services provided by Andersen during its tenure as the Company's independent public accountants and auditors.

         Hornbeck Offshore Services, Inc. is a leading provider of marine transportation services through the operation of newly constructed deepwater offshore supply vessels in the Gulf of Mexico and ocean-going tugs and tank barges in the northeastern U.S. and in Puerto Rico.

                           FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including, in particular, statements about Hornbeck Offshore's plans and intentions. These have been based on the Company's current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

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                                                                          02-008
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414 North Causeway Boulevard                               Phone: (985) 727-2000
Mandeville, Louisiana 70448                                Fax:   (985) 727-2006